UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2021

HORIZON ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39465	98-1524224
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Steamboat Road, Suite 200 Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

(203) 298-5300

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable warrant	HZAC.U	The New York Stock Exchange
Class A Ordinary Shares included as part of the units	HZAC	The New York Stock Exchange
Redeemable Warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZAC WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Transaction Agreement

On April 21, 2021, Horizon Acquisition Corporation, a Cayman Islands exempted company (“Horizon”), entered into a Transaction Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among Horizon, Horizon Sponsor, LLC, a Delaware limited liability company (“Sponsor”), Hoya Topco, LLC, a Delaware limited liability company (“Topco”), Hoya Intermediate, LLC, a Delaware limited liability company (“Intermediate”), and Vivid Seats Inc., a Delaware corporation and a direct wholly owned subsidiary of Intermediate (“VS PubCo” and collectively with Topco and Intermediate, the “VS Entities”).

The Transaction Agreement and the transactions contemplated thereby were approved by the boards of directors of each of Horizon and VS PubCo.

The Business Combination

Upon the terms and subject to the conditions of the Transaction Agreement, and in accordance with the Delaware General Corporation Law and the Cayman Islands Companies Act, Horizon will merge with and into VS PubCo (the “Merger”), the separate corporate existence of Horizon will cease and VS PubCo will be the surviving corporation of the Merger (hereinafter referred to for the periods at and after the effective time of the Merger (the “Effective Time”) (as defined below) as the “Surviving Corporation”). At the Effective Time, by virtue of the Merger, each Class A ordinary share of Horizon, par value $0.0001 per share (“Horizon Class A Common Stock”) and each Class B ordinary share of Horizon, par value $0.0001 per share (“Horizon Class B Common Stock”, and together with the Horizon Class A Common Stock, the “Horizon Common Stock”) issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive one (1) share of Class A Common Stock of VS PubCo, par value $0.0001 (“VS PubCo Class A Common Stock”). At the Effective Time, each warrant to purchase shares of Horizon Common Stock issued and outstanding immediately prior to the Effective Time will automatically become a warrant to purchase shares of VS PubCo Class A Common Stock. The Merger and the other transactions contemplated by the Transaction Agreement are hereinafter referred to as the “Business Combination” and the closing date of the Business Combination is hereinafter referred to as the “Closing.”

Prior to the Merger, and pursuant to the Transaction Agreement, the VS Entities will complete the Pre-Closing Restructuring (as defined in the Transaction Agreement), which will include, among other things, a merger of a newly formed subsidiary of Topco with and into Intermediate, pursuant to which Intermediate will recapitalize its existing common units and preferred units, the issuance of common units of Intermediate to certain existing unitholders of Intermediate, and the issuance to Topco of (i) 3,000,000 warrants to purchase additional common units of Intermediate at a price of $10.00 per unit and (ii) 3,000,000 warrants to purchase additional common units of Intermediate at a price of $15.00 per unit. The number of common units of Intermediate issued pursuant to the Pre-Closing Restructuring was determined based on an implied pre-Closing equity value of $1.182 billion on a cash-free and debt-free basis.

At least one day prior to the Merger, Sponsor will exchange its existing shares of Horizon Class B Common Stock in exchange for shares of Horizon Class A Common Stock and warrants to purchase Horizon Class A Common Stock in accordance with the Exchange Agreement described below.

At the Closing, and immediately following the Effective Time, VS PubCo will consummate the transactions contemplated by the PIPE Financing (as defined below) and the PIPE Investors (as defined below) will receive shares of VS PubCo Class A Common Stock in exchange for their investment. Immediately following the completion of the PIPE Financing, VS PubCo will acquire, directly or indirectly pursuant to the acquisition of certain holders of common units in Intermediate (“Intermediate Common Units”) as described in the Transaction Agreement, common units of Intermediate and warrants to purchase common units of Intermediate in amounts equal to the then-outstanding number of shares of VS PubCo Class A Common Stock and warrants to purchase VS PubCo Class A common Stock, in exchange for the available cash then held by VS PubCo, as described below (the “Transaction Consideration”).

Also at the Closing, VS PubCo will issue to Topco a number of shares of Class B Common Stock of VS PubCo, par value $0.0001 per share (“VS PubCo Class B Common Stock” and together with VS PubCo Class A Common Stock, “VS PubCo Common Stock”) equal to the number of Intermediate Common Units held by Topco, as well as 6,000,000 warrants to purchase shares of Class B Common Stock.

Following the foregoing transactions, Topco is expected to own approximately 61% of the outstanding Intermediate Common Units and an equivalent percentage of the outstanding voting shares of VS PubCo, and VS PubCo will own the remainder of the outstanding Intermediate Common Units. The Business Combination is expected to close in the second half of 2021, following the receipt of the required approvals by Horizon’s shareholders and the fulfillment of other customary closing conditions.

Transaction Consideration

Horizon currently has approximately $544 million in its Trust Account, net of deferred underwriting fees of approximately $13.6 million. In addition, $225 million will be raised via a PIPE Financing (at a price of $10.00 per share) which has been committed upon signing of the Transaction Agreement and will not be subject to any closing conditions other than the Closing of the Business Combination. Eldridge Industries, LLC, an affiliate of the Sponsor, and its related parties will invest in the PIPE Financing on the same terms as the other investors in an amount equal to $190 million of the $225 million.

Representations and Warranties; Covenants

The Transaction Agreement contains representations, warranties and covenants of each of the parties thereto that are customary for transactions of this type, including with respect to corporate organization and authorization, third party consents, capitalization, financial statements, material contracts, tax matters, compliance with laws, employee and benefits matters and intellectual property, among others. Effective immediately following the Closing, VS PubCo’s board of directors shall be comprised of nine (9) directors, who shall initially be (i) the chief executive officer of VS PubCo, (ii) five (5) directors designated by the Topco Equityholders (as defined in the Stockholders’ Agreement (as defined below)), of which at least one (1) shall qualify as an “independent director” under stock exchange regulations applicable to VS PubCo and (iii) three (3) directors designated by the Horizon Equityholders (as defined in the Stockholders’ Agreement (as defined below)), of which at least two (2) directors shall qualify as “independent directors” under stock exchange regulations applicable to VS PubCo.

Conditions to Each Party’s Obligations

The obligations of Horizon and VS PubCo to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) the requisite approvals of the Horizon stockholders, (ii) the registration statement shall have become effective under the Securities Act (as defined below), (iii) the VS PubCo Class A Common Stock shall have been approved for listing on a national exchange and (iv) performance of each parties’ covenants to be performed under the Transaction Agreements in all material respects.

Termination

The Transaction Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, (i) by mutual written consent of Topco and Horizon, (ii) by written notice from Topco or Horizon to the other if any Governmental Authority (as defined in the Transaction Agreement) shall have enacted, issued, promulgated, enforced or entered any Governmental Order (as defined in the Transaction Agreement) which has become final and non-appealable and has the effect of making consummation of the Business Combination illegal or otherwise preventing or prohibiting consummation of the Business Combination, (iii) by written notice from Topco to Horizon if the Horizon Stockholder Approval (as defined in the Transaction Agreement) shall not have been obtained by reason of the failure to obtain the required vote at the Horizon Stockholders’ Meeting (as defined in the Transaction Agreement) duly convened therefor or at any adjournment or postponement thereof, (iv) by written notice from Topco to Horizon after there has been a Modification in Recommendation (as defined in the Transaction Agreement), (v) prior to the Closing, by written notice to Topco from Horizon if (A) there is any breach of any representation, warranty, covenant or agreement on the part of the VS Entities set forth in the Transaction Agreement such that certain conditions to closing cannot be satisfied and such breach is not cured within the cure period window or (B) the Closing has not occurred on or before October 21, 2021, unless Horizon is then in material breach of the Transaction Agreement, or (vi) prior to the Closing, by written notice from Horizon to Topco if (A) there is any breach of any representation, warranty, covenant or agreement on the part of Horizon or Sponsor set forth in the Transaction Agreement such that certain conditions to closing cannot be satisfied and such breach is not cured within the cure period window or (B) the Closing has not occurred on or before October 21, 2021, unless any of the VS Entities is then in material breach of the Transaction Agreement.

If the Transaction Agreement is validly terminated, none of the parties to the Transaction Agreement will have any liability or any further obligation under the Transaction Agreement other than customary confidentiality obligations and other miscellaneous provisions, except in the case of fraud or willful and material breach of the Transaction Agreement.

A copy of the Transaction Agreement will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 2.1 (the terms of which are incorporated herein by reference), and the foregoing description of the Transaction Agreement is qualified in its entirety by reference thereto. The Transaction Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Transaction Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The representations, warranties and covenants in the Transaction Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. Horizon does not believe that these schedules contain information that is material to an investment decision.

Exchange Agreement

Concurrently with the execution of the Transaction Agreement, Sponsor and Horizon entered into an exchange agreement (the “Exchange Agreement”), pursuant to which, effective at least one day prior to the Merger, Sponsor agreed to irrevocably tender to Horizon 13,599,608 shares of Horizon Class B Common Stock for cancellation in exchange (the “Exchange”) for (a) warrants to purchase 17,000,000 shares of Horizon Class A Common Stock, at an exercise price of $10.00 per share, (b) warrants to purchase 17,000,000 shares of Horizon Class A Common Stock at an exercise price of $15.00 per share and (c) 50,000 shares of Horizon Class A Common Stock.

A copy of the Exchange Agreement will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.1 (the terms of which are incorporated herein by reference), and the foregoing description of the Exchange Agreement is qualified in its entirety by reference thereto.

Sponsor Agreement

Concurrently with the execution of the Transaction Agreement, the Sponsor, Horizon and Topco entered into a sponsor agreement (the “Sponsor Agreement”), pursuant to which the Sponsor agrees, among other things, (i) to vote at any meeting of Horizon’s stockholders, and in any action by written consent of Horizon’s stockholders, all of its Horizon equity securities in favor of the adoption and approval of the Transaction Agreement, the transactions contemplated thereby, including the Merger, and the other approvals contemplated to be sought with respect thereto; (ii) be bound by certain other covenants and agreements related to the Business Combination, (iii) be bound by certain transfer restrictions with respect to such securities and (iv) increase the amount of its subscription of shares of VS PubCo Class A Common Stock, by the amount the available cash held by VS PubCo at the closing of the Business Combination is less than approximately $769 million, in consideration for a fee of approximately $11.7 million, in each case, on the terms and subject to the conditions set forth in the Sponsor Agreement.

A copy of the Sponsor Agreement will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.2 (the terms of which are incorporated herein by reference), and the foregoing description of the Sponsor Agreement is qualified in its entirety by reference thereto.

PIPE Financing

In connection with the signing of the Transaction Agreement, Horizon and VS PubCo entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and Horizon agreed to issue and sell to such investors, on the closing date, an aggregate of 22,500,000 shares of VS PubCo Class A Common Stock, in a private placement for a purchase price of $10.00 per share, for aggregate gross proceeds of $225 million (the “PIPE Financing”). The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements provide that VS PubCo will grant the investors in the PIPE Financing certain customary registration rights. VS PubCo will, within 30 days after the consummation of the Business Combination, file with the SEC a registration statement registering the resale of such shares of VS PubCo Class A Common Stock and will use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof.

A copy of the form of Subscription Agreement will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.3 (the terms of which are incorporated herein by reference), and the foregoing description of the Subscription Agreements and the PIPE Financing is qualified in its entirety by reference thereto.

Stockholders’ Agreement

At the Closing, VS PubCo, Topco and Sponsor will enter into a stockholders’ agreement (the “Stockholders’ Agreement”), which will provide for, among other things, director nomination rights of Topco and Sponsor for the VS PubCo board of directors as described above. Such director nomination rights of Topco and Sponsor shall step down as their respective aggregate ownership interests in VS PubCo decrease.

In addition to the aforementioned nomination rights, pursuant to the Stockholders’ Agreement, Sponsor and Topco will agree, subject to limited exceptions, not to transfer shares of VS PubCo Common Stock or warrants to purchase shares of VS PubCo Common Stock held by Topco (and, in certain circumstances, certain of Topco’s members and their affiliates) or held by the Sponsor or any of its affiliates for a lock-up period after Closing as follows: (i) 50.0% of such shares and warrants will be subject to lock-up restrictions until the six (6) month anniversary of Closing and (ii) 50.0% of such shares and warrants will be subject to lock-up restrictions until the twelve (12) month anniversary of Closing; provided that 50.0% of these shares and warrants shall be released from the lock-up early upon the occurrence of both (a) the post-Closing share price exceeding $15.00 per share for twenty (20) trading days within a consecutive thirty (30)-trading day period commencing at least five (5) months after Closing and (b) the average daily trading volume exceeding one million (1,000,000) during such period.

The Stockholders’ Agreement also provides for, among other things, VS PubCo’s obligation to maintain “controlled company” qualification (under applicable stock exchange rules) unless otherwise agreed by Topco and certain other voting agreements of Sponsor and Topco with respect to VS PubCo.

A copy of the Stockholders’ Agreement will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 10.4 (the terms of which are incorporated herein by reference), and the foregoing description of the Stockholders’ Agreement is qualified in its entirety by reference thereto.

Registration Rights Agreement

At the Closing, VS PubCo, Sponsor and Topco will amend and restate the Registration Rights Agreement, dated as of August 25, 2020, by and between Horizon and Sponsor (such amended and restated agreement, the “Registration Rights Agreement”), pursuant to which, among other things, VS PubCo will agree to file a registration statement for a shelf registration on Form S-1 or Form S-3 within 30 days following Closing and Sponsor and Topco will be granted certain customary registration rights with respect to the securities of VS PubCo.

A copy of the form of Registration Rights Agreement will be filed as Exhibit C to the Transaction Agreement, a copy of which will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 2.1 (the terms of which are incorporated herein by reference), and the foregoing description of the Registration Rights Agreement is qualified in its entirety by reference thereto.

Tax Receivable Agreement

At the Closing, VS PubCo, Intermediate, the TRA Holder Representative (as defined in the Tax Receivable Agreement), Topco and the Blocker TRA Holders (as defined in the Tax Receivable Agreement) will enter into a tax receivable agreement (the “Tax Receivable Agreement”), pursuant to which, among other things, VS PubCo will generally be required to pay to Topco, the Blocker TRA Holders or their respective transferees 85% of the amount of savings, if any, in income taxes, and any interest related thereto, that VS PubCo and certain of its subsidiaries realize, or are deemed to realize, as a result of certain tax attributes.

A copy of the form of Tax Receivable Agreement will be filed as Exhibit D to the Transaction Agreement, a copy of which will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 2.1 (the terms of which are incorporated herein by reference), and the foregoing description of the Tax Receivable Agreement is qualified in its entirety by reference thereto.

Second Amended and Restated Limited Liability Company Agreement of Intermediate

At the Closing, Intermediate, VS PubCo and Topco will enter into a Second Amended and Restated Limited Liability Company Agreement of Intermediate (the “LLC Agreement”) setting forth the rights and obligations of the members and board of managers of Intermediate, pursuant to which, among other things, the board of managers will be controlled by VS PubCo. In addition, the LLC Agreement contains customary provisions for operating partnerships held by a public company, including providing for VS PubCo to maintain a one-to-one ratio between its outstanding VS PubCo Class A Common Stock and the number of Intermediate Common Units held by VS PubCo.

A copy of the form of LLC Agreement will be filed as Exhibit F to the Transaction Agreement, a copy of which will be filed by Amendment on Form 8-K/A to this Current Report on Form 8-K within four business days of the date hereof as Exhibit 2.1 (the terms of which are incorporated herein by reference), and the foregoing description of the LLC Agreement is qualified in its entirety by reference thereto.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The shares of VS PubCo Class A Common Stock to be offered and sold in connection with the Business Combination and the PIPE Financing, as well as the warrants and shares of Horizon Class A Common Stock issued in the Exchange, have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided in Section 4(a)(2) thereof.

Item 7.01 Regulation FD Disclosure.

On April 22, 2021, Horizon and VS PubCo issued a press release announcing their entry into the Transaction Agreement and the PIPE Financing. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Furnished as Exhibit 99.2 hereto and incorporated into this Item 7.01 by reference is the investor presentation that Horizon and VS PubCo have prepared for use in connection with the PIPE Financing and the announcement of the Business Combination.

The foregoing (including Exhibits 99.1 and 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filings. This Current Report will note be deemed an admission of materiality of any of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Additional Information

In connection with the Business Combination, VS PubCo intends to file with the U.S. Securities and Exchange Commission’s (“SEC”) a Registration Statement on Form S-4 (the “Registration Statement”), which will include a preliminary prospectus and preliminary proxy statement addressed to Horizon’s shareholders. Horizon will mail a definitive proxy statement/prospectus and other relevant documents to its shareholders. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that Horizon will send to its shareholders in connection with the Business Combination. Investors and security holders of Horizon are advised to read, when available, the preliminary proxy statement/prospectus in connection with Horizon’s solicitation of proxies for its extraordinary general meeting of shareholders to be held to approve the Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about the Business Combination and the parties to the Business Combination. The definitive proxy statement/prospectus will be mailed to shareholders of Horizon as of a record date to be established for voting on the Business Combination. Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Horizon Acquisition Corporation, 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

Participants in the Solicitation

Horizon and its directors, executive officers, other members of management, and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Horizon’s shareholders in connection with the Business Combination. Investors and security holders may obtain more detailed information regarding the names of Horizon’s directors and executive officers and a description of their interests in Horizon in Horizon’s filings with the SEC, including Horizon’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021, as well as in the preliminary proxy statement/prospectus of Horizon for the Business Combination.  Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to: Horizon Acquisition Corporation, 600 Steamboat Road, Suite 200, Greenwich, CT 06830.

VS PubCo and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of Horizon in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the Business Combination when available.

Forward-Looking Statements

Certain statements made in this communication are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Vivid Seats’ or Horizon’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the inability to complete the Business Combination (including due to the failure to receive required shareholder approvals, failure to receive approvals or other determinations from certain gaming regulatory authorities, or the failure of other closing conditions); the inability to recognize the anticipated benefits of the proposed Business Combination; the inability to obtain or maintain the listing of Horizon’s shares on the NYSE following the Business Combination; costs related to the Business Combination; the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; Horizon and Vivid Seats’ ability to manage growth; Horizon and Vivid Seats’ ability to execute its business plan and meet its projections; potential litigation involving Vivid Seats or Horizon Acquisition Corporation; changes in applicable laws or regulations, particularly with respect to gaming, and general economic and market conditions impacting demand for Vivid Seats or Horizon Acquisition Corporation products and services, and in particular economic and market conditions in the entertainment/technology/software industry in the markets in which Vivid Seats and Horizon Acquisition Corporation operate; and other risks and uncertainties indicated from time to time in the proxy statement/prospectus relating to the Business Combination, including those under “Risk Factors” therein, and in Horizon’s other filings with the SEC. None of Vivid Seats or Horizon Acquisition Corporation undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

No Offer or Solicitation

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act and otherwise in accordance with applicable law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 22, 2021.
99.2	Investor Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 22, 2021

HORIZON ACQUISITION CORPORATION

By:	/s/ Todd Boehly
Name:	Todd Boehly
Title:	Chairman, Chief Executive Officer and Chief Financial Officer